UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2019

CORINDUS VASCULAR ROBOTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37406	30-0687898
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

309 Waverley Oaks Road, Suite 105
Waltham, MA 02452
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (508) 653-3335

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CVRS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On October 29, 2019, Corindus Vascular Robotics, Inc., a Delaware corporation (the “Company” or “Corindus”), completed the transactions contemplated by the Agreement and Plan of Merger, dated as of August 7, 2019 (the “Merger Agreement”), by and among Siemens Medical Solutions USA, Inc., a Delaware corporation (“SMS USA”), Corpus Merger Inc., a Delaware corporation and wholly owned subsidiary of SMS USA (“Merger Sub”), and the Company. At the closing, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as the surviving corporation and as a wholly owned subsidiary of SMS USA. The events described in this Current Report on Form 8-K took place in connection with the completion of the Merger.

Item 1.02.	Termination of a Material Definitive Agreement.

Concurrently with the closing of the Merger, the Company and certain of its subsidiaries terminated the revolving credit facility and otherwise satisfied their respective obligations, in each case, outstanding under that certain Loan and Security Agreement, dated as of March 16, 2018, among Silicon Valley Bank, the Company and Corindus, Inc. (the “Revolving Loan Agreement”) and that certain Loan and Security Agreement (Term Loan), dated as of March 16, 2018, among Silicon Valley Bank, Solar Capital, Ltd., the Company, Corindus, Inc., and the other lender parties thereto (the “Initial Term Loan Agreement”, and as amended by the First Amendment to the Initial Term Loan Agreement (the “Term Loan Amendment”) on March 14, 2019, the “Term Loan Agreement”) together with the Revolving Loan Agreement, the “Credit Agreements”). The Credit Agreements were terminated in accordance with their terms at the effective time of the Merger (the “Effective Time”) on October 29, 2019. The Revolving Loan Agreement provided for borrowings of up to a $3 million revolving line-of-credit. The Initial Term Loan Agreement provided for borrowings of up to $23 million in term loans. The Term Loan Amendment provided for an additional term loan of $2.75 million.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and in Items 3.03, 5.01, 5.02, and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

On October 29, 2019, SMS USA completed the acquisition of the Company. Pursuant to the Merger Agreement, Merger Sub was merged with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of SMS USA.

At the Effective Time, each share of (i) common stock, par value $0.0001 per share, of the Company (the “Common Stock”), issued and outstanding immediately prior to the Effective Time was automatically cancelled and converted into the right to receive $4.28 in cash, without interest and less any applicable withholding taxes (the “Common Stock Consideration”), and (ii) (a) Series A convertible preferred stock, par value $0.0001 per share, of the Company (the “Series A Preferred Stock”), issued and outstanding immediately prior to the Effective Time and (b) Series A-1 convertible preferred stock, par value $0.0001 per share, of the Company (the “Series A-1 Preferred Stock”, and together with the Series A Preferred Stock, the “Preferred Stock”), issued and outstanding immediately prior to the Effective Time and Series A-1 Preferred Stock that had accrued and accumulated on a daily basis until the Effective Time, in accordance with the provisions of the certificate of designation, but which was not otherwise issued or outstanding immediately prior to the Effective Time, was automatically cancelled and converted into the right to receive an amount in cash equal to $85.60, without interest and less any applicable withholding taxes (the “Preferred Stock Consideration”) (other than, in each of the foregoing clauses (i) and (ii), any Canceled Shares or Dissenting Shares (as each such term is defined in the Merger Agreement)).

At the Effective Time, each option to purchase shares of Common Stock that was outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, was cancelled and converted into the right to receive a cash payment (without interest and less any applicable withholding taxes) equal to the product of (i) the excess, if any, of the Common Stock Consideration over the per share exercise price of such option, and (ii) the number of shares of Common Stock subject to such option as of the Effective Time. Options having an exercise price per share equal to or exceeding the Common Stock Consideration were cancelled without payment.

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At the Effective Time, each restricted stock unit award that was outstanding immediately prior to the Effective Time, whether vested or unvested, was cancelled and converted into the right to receive a cash payment (without interest and less any applicable withholding taxes) equal to the product of (i) the Common Stock Consideration and (ii) the number of shares of Common Stock underlying the award as of the Effective Time.

At the Effective Time, each warrant that was outstanding and unexercised immediately prior to the Effective Time was cancelled and converted into the right to receive a cash payment (without interest) equal to (i) the product of (a) the excess, if any, of (1) the Common Stock Consideration over (2) the per share exercise price of such warrant, and (b) the number of shares of Common Stock subject to such warrant as of the Effective Time, less (ii) any applicable withholding taxes required to be withheld by applicable law.

The total amount of funds to consummate the Merger and the related transactions, not including fees and expenses, was approximately $1.1 billion, including the funds needed to (i) pay holders of  Common Stock or Preferred Stock their respective Common Stock Consideration or Preferred Stock Consideration due to them under the Merger Agreement, (ii) make payments in respect of outstanding Company stock options and restricted stock unit awards pursuant to the Merger Agreement, (iii) make payments in respect of outstanding warrants pursuant to the Merger Agreement, and (iv) pay the outstanding net indebtedness of Corindus.

The definitive proxy statement of the Company, filed with the Securities and Exchange Commission (the “SEC”) on September 26, 2019, contains additional information about the Merger and the other transactions contemplated by the Merger Agreement, including information concerning the interests of directors, executive officers and affiliates of the Company in the Merger.

The description of the Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on August 8, 2019, and is incorporated by reference herein.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On October 29, 2019, the Company notified NYSE American that the Merger had been completed, and requested that NYSE American suspend trading of the Common Stock. The Company also requested that NYSE American file with the SEC a notification of removal from listing and registration on Form 25 to effect the delisting of all shares of Common Stock from NYSE American and the deregistration of such Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Common Stock will no longer be listed on NYSE American.

In addition, the Company intends to file a certification on Form 15 with the SEC requesting the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the shares of Common Stock.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Change in Control of Registrant.

The information set forth under Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the completion of the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of SMS USA. SMS USA funded the acquisition through available cash on hand.

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Directors

Pursuant to the terms of the Merger Agreement, in connection with the Merger, at the Effective Time on October 29, 2019, each of Jeffrey C. Lightcap, Mark J. Toland, Jeffrey G. Gold, Campbell Rogers, Louis A. Cannon, Nathan R. Harrington, James Tobin and Douglas L. Braunstein ceased serving on the board of directors of the Company. Following the consummation of the Merger on October 29, 2019, Mark J. Toland, David W. Long and Christian Klaussner were elected as directors of the Company, with Mark J. Toland serving as the Chairman of the board of directors of the Company.

Officers

Following the consummation of the Merger on October 29, 2019, the directors of the Company appointed Mark J. Toland to serve as Chief Executive Officer, David W. Long to serve as Chief Financial Officer, and Philip Paseltiner to serve as Corporate Secretary. All other executive officers of the Company ceased serving in such capacities immediately following the Effective Time.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Pursuant to the Merger Agreement, at the Effective Time, the certificate of incorporation and bylaws of the Company, each as in effect immediately prior to the Effective Time, were amended and restated in their entirety. The Amended and Restated Certificate of Incorporation of the Company is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Amended and Restated Bylaws of the Company are filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of August 7, 2019, by and among Siemens Medical Solutions USA, Inc., Corpus Merger, Inc., and Corindus Vascular Robotics, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on August 8, 2019.
3.1	Amended and Restated Certificate of Incorporation of Corindus Vascular Robotics, Inc.
3.2	Amended and Restated Bylaws of Corindus Vascular Robotics, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2019

CORINDUS VASCULAR ROBOTICS, INC.

By:	/s/ Mark J. Toland
Name: Mark J. Toland Title: Chief Executive Officer